UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 13, 2018

INOGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36309	33-0989359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

326 Bollay Drive

Goleta, California 93117

(Address of principal executive offices, including zip code)

(805) 562-0500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Salary Increase

On September 13, 2018, the Compensation, Nominating and Governance Committee (the “Compensation, Nominating and Governance Committee”) of the Board of Directors of Inogen, Inc. (the “Company”) approved an increase in the annual base salary for Byron Myers, the Company’s Executive Vice President, Sales & Marketing, from $300,000 to $350,000, effective October 1, 2018.

Transition Agreement

As previously reported, on August 24, 2018, Matthew Scribner notified the Company of his intention to resign from the Company effective January 2, 2019.  Mr. Scribner will continue as the Company’s Executive Vice President, Operations until September 17, 2018, and will continue providing transition services to the Company as an employee through January 2, 2019.

In connection with Mr. Scribner’s resignation from the Company, on September 14, 2018, the Company entered into a transition agreement and release (the “Scribner Transition Agreement”) with Mr. Scribner. The Scribner Transition Agreement provides that Mr. Scribner will provide transition services with no change in his compensation until no later than January 2, 2019. The Scribner Transition Agreement also provides, as consideration for a full release of all claims related to Mr. Scribner’s employment, for (i) the continuation of payments of his base salary for 12 months from the effective date of his resignation, (ii) the reimbursement of the COBRA premium costs associated with maintaining benefits under the Company’s health insurance plans, less the amount that Mr. Scribner otherwise would be required to pay for Company premiums for this coverage as of his termination date if he was an employee, for a period of up to 18 months from the effective date of his resignation, (iii) Mr. Scribner’s continued eligibility for his full bonus under the Company’s bonus plan for fiscal 2018, and (iv) a lump sum cash payment equal to the aggregate value of the shares of the Company’s common stock subject to any Company performance-based equity award held by Mr. Scribner that otherwise would have vested based on actual achievement of the applicable performance metrics for fiscal 2018 as determined by the Compensation, Nominating and Governance Committee had Mr. Scribner remained employed with the Company through the “Vesting Date” (as defined in the applicable award agreement) immediately following the date that the Compensation, Nominating and Governance Committee certifies achievement of the fiscal 2018 performance metrics.

The foregoing summary of the Scribner Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Scribner Transition Agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

10.1	Transition Agreement and Release by and between the Company and Matthew Scribner, dated September 14, 2018.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition Agreement and Release by and between the Company and Matthew Scribner, dated September 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOGEN, INC.

Date: September 14, 2018	By:	/s/ Alison Bauerlein
Alison Bauerlein Executive Vice President, Finance, Chief Financial Officer, Secretary and Treasurer